                                ADDENDUM TO THE
                            ADMINISTRATION AGREEMENT

     This Addendum to the Administration Agreement dated __________, as amended and/or supplemented from time-to-time (the "Agreement"), between Pacific Investment Management Company ("PIMCO") and PIMCO Variable Insurance Trust (the "Trust") is effective as of April 1, 2000. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.

     WHEREAS, PIMCO and the Trust entered into the Agreement for PIMCO to provide the Trust with administrative and other services as specified in the Agreement;

     WHEREAS, the Trust, effective April 1, 2000, may offer shares of its Portfolios in two classes, designated "Institutional Class" shares and "Administrative Class" shares;

     WHEREAS, PIMCO and the Trust have agreed to modify the administrative fee rates as set forth in the Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, PIMCO and the Trust agree that the administrative fee rates set forth in the schedule to the Agreement be amended to read as follows:


Portfolio                                                    Fee Rate
---------                                             ----------------------
Money Market                                                   0.20%
Short-Term Bond                                                0.20%
Low Duration Bond                                              0.25%
Real Return Bond                                               0.25%
Total Return Bond                                              0.25%
Total Return Bond II                                           0.25%
High Yield Bond                                                0.35%
Long-Term U.S. Government Bond                                 0.25%
Global Bond                                                    0.50%
Foreign Bond                                                   0.50%
Emerging Markets Bond                                          0.40%
Strategic Balanced                                             0.20%
StocksPLUS Growth & Income                                     0.10%

     This Addendum may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.


                                  PACIFIC INVESTMENT MANAGEMENT COMPANY


                                  ____________________________________________
                                  By:
                                  Title:
                                  Date:


                                  PIMCO Variable Insurance Trust


                                  ____________________________________________
                                  By:
                                  Title:
                                  Date: